Exhibit 10.12.3

THIS WAIVER NO. 6 TO THE REVOLVING CREDIT FACILITY (this "Waiver") is dated May 31, 2023 (the "Effective Date") and made between:

(1)	GATOS SILVER, INC., a corporation existing under the Laws of Delaware, and its successors and permitted assigns (the “Borrower”);
(2)	CERTAIN SUBSIDIARIES OF THE BORROWER from time to time, (collectively, the “Guarantors”);
(3)	BANK OF MONTREAL, CHICAGO BRANCH and CERTAIN FINANCIAL INSTITUTIONS from time to time, as lenders (the “Lenders”);
(4)	BANK OF MONTREAL, CHICAGO BRANCH as bookrunner and mandated lead arranger (the “Arranger”); and
(5)	BANK OF MONTREAL, CHICAGO BRANCH, in its capacity as administrative agent for and on behalf of the Lenders (the "Administrative Agent").

RECITALS:

(A)

Certain credit facilities were made available to the Borrower pursuant to the amended and restated revolving credit facility dated as of December 20, 2022 (the “Facility Agreement”) among, inter alia, the Borrower, as borrower, the Guarantors, as guarantors (the Borrower and the Guarantors, collectively, the “Obligors”), the Administrative Agent, as administrative agent, the Arranger, as Bookrunner and mandated lead arranger, and the Lenders, as lenders.

(B)

Pursuant to Section 11.1(b)(ii), the Borrower was to provide no later than May 15, 2023, audited consolidated financial statements of the Borrower and unaudited combined financial statements of the LGJV in form satisfactory to the Majority Lenders, acting reasonably, for the first Fiscal Quarter of the 2023 Fiscal Year.

(C)

Pursuant to Section 11.1(b)(iii) the Borrower was to provide, concurrently with the deliveries of financial statements pursuant to Sections 11.1(b)(ii), 11.1(b)(vi) and 11.1(b)(vii), a duly executed and completed compliance certificate, in the form attached as Schedule C and signed by a senior financial officer of the Borrower and written notification of any material change in the information certified in the Disclosure Certificate.

(D)

Pursuant to Section 11.1(b)(vi) the Borrower was to provide no later than April 15, 2023, audited consolidated financial statements of the Borrower and audited combined financial statements of the LGJV, together with the auditors’ report on such audited financial statements in form satisfactory to the Majority Lenders, acting reasonably, for the 2021 Fiscal Year.

(E)

Pursuant to Section 11.1(b)(vii) the Borrower was to provide no later than April 30, 2023, audited consolidated financial statements of the Borrower and audited combined financial statements of the LGJV, together with the auditors' report on such audited financial statements in form satisfactory to the Majority Lenders, acting reasonably, for the 2022 Fiscal Year; and unaudited consolidated financial statements of the Borrower and unaudited combined financial statements of the LGJV in form satisfactory to the Majority Lenders, acting reasonably, for the first three Fiscal Quarters of the 2022 Fiscal Year.

(F)

Pursuant to a request by the Borrower, on April 13, 2023, the Borrower was granted a waiver of its obligations under Sections 11.1(b)(vi) and 11.1(b)(vii) from April 15, 2023 and April 30, 2023, respectively, to May 15, 2023.

(G)

On May 15, 2023, pursuant to a request by the Borrower, the Borrower was granted a waiver of its obligations under Sections 11.1(b)(ii) for the first time and a further waiver of its obligations under Sections 11.1(b)(vi) and 11.1(b)(vii), all from May 15, 2023 to May 31, 2023.

(H)	The Borrower has requested a further waiver of its obligations under Sections 11.1(b)(ii), 11.1(b)(vi) and 11.1(b)(vii), all from May 31, 2023 to July 15, 2023.
(I)

The Borrower has also requested a further waiver of its obligations under Section 11.1(b)(iii) to provide certain compliance certificates in connection with certain deliveries under Sections 11.1(b)(ii), 11.1(b)(vi) and 11.1(b)(vii).

(J)

The Administrative Agent and each of the Lenders are willing to agree, subject to the terms and conditions set forth in this Waiver, to provide certain waivers to the Facility Agreement as set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1	Interpretation
1.1	Capitalized terms used in this Waiver and not otherwise defined have the meanings given to them in the Facility Agreement.
1.2	This Waiver constitutes a Credit Document under the Facility Agreement and the other Finance Documents.
1.3	The recitals and statements set out above are true and correct and are hereby incorporated into this Waiver.
2	Waiver re Financial Statements

In reliance by the Lenders and the Administrative Agent on the representations and warranties made by the Borrower in Section 4, and notwithstanding anything to the contrary in the Facility Agreement or any Finance Document, the Administrative Agent and the Lenders hereby waive the Borrower’s obligations to deliver financial statements under Sections 11.1(b)(ii), 11.1(b)(vi) and 11.1(b)(vii); provided, however, that:

(a)

the Borrower shall furnish the financial statements required to be furnished under Sections 11.1(b)(ii), 11.1(b)(vi) and 11.1(b)(vii) as soon as practicable and, in any event, no later than July 15, 2023; and

(b)

the Borrower shall furnish duly executed and completed compliance certificates, in the form attached as Schedule C to Facility Agreement and signed by a senior financial officer of the Borrower and written notifications of any material change in the information certified in the Disclosure Certificate, for the 2022 Fiscal Year and

for the first Fiscal Quarter of the 2023 Fiscal Year as soon as practicable and, in any event, no later than July 15, 2023.

3	Waiver re Compliance Certificates

In reliance by the Lenders and the Administrative Agent on the representations and warranties made by the Borrower in Section 4, and notwithstanding anything to the contrary in the Facility Agreement or any Finance Document, the Administrative Agent and the Lenders hereby waive the Borrower’s obligations to furnish duly executed and completed compliance certificates and written notifications of any material change in the information certified in the Disclosure Certificate under Sections 11.1(b)(iii) concurrently with the deliveries under Section 11.1(b)(vi) and Section 11.1(b)(vii)(B).

4	Representations and Warranties
4.1	Each Obligor represents and warrants to the Administrative Agent and the Lenders as follows:
(a)	the recitals to this Waiver are true and complete;
(b)

the representations and warranties of the Obligors contained in the Finance Documents are true and complete and are not misleading as of the Effective Date, other than to the extent such representations and warranties of the Obligors are not true and complete as a result solely of the Mineral Reserve Estimate Defaults, including, without limitation, any action, suit, inquiry, claim or other proceeding arising out of the Mineral Reserve Estimate Defaults for which no judgment or award has been granted against any Obligor, and which is being diligently contested in good faith by appropriate proceedings by the Borrower;

(c)	each Obligor is in full compliance with all of its covenants in the Finance Documents, other than as waived by the Facility Agreement and herein; and
(d)	no Default or Event of Default, other than as waived by the Facility Agreement and herein, has occurred or is continuing or would result from the execution and delivery of this Waiver.
5	Continuing Obligations
5.1

The matters granted in this Waiver are strictly limited to the matters and upon the conditions set out herein and shall not be construed as the granting of or a right to any waiver of any other provision.

5.2

Except as expressly provided in Section 2 above, nothing in this Waiver shall constitute an amendment, waiver, consent or release of any provision of, or any right or remedy of any party to the Facility Agreement, nor otherwise prejudice any right or remedy of any Finance Party under the Facility Agreement or any Finance Document.

5.3

Save to the extent varied or amended by this Waiver, the Facility Agreement remains in full force and effect in accordance with its terms and shall be read and construed with this Waiver as one instrument.

6	References to and Effect on Other Finance Documents
6.1

On and after the effectiveness of this Waiver, each reference in the Facility Agreement to "this Agreement", "the Revolving Credit Facility", "hereunder", "hereof" or words of like import referring to the Facility Agreement, and each reference in the other Finance Documents to "Facility Agreement", “Credit Agreement”, "thereunder", "thereof" or words of like import referring to the Facility Agreement, shall mean and be a reference to the Facility Agreement, as modified by this Waiver.

6.2

The Facility Agreement, as specifically modified by this Waiver, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents shall continue to secure the payment of all obligations of the Obligors and Gatos Canada under the Finance Documents, as modified by this Waiver.

6.3

The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein: (i) operate as a waiver of any right, power or remedy of any of the Finance Parties under any of the Finance Documents, nor constitute a waiver of any provision of any of the Finance Documents, (ii) prejudice any other right, power or remedy which the Finance Parties now have or may have in the future under or in connection with the Facility Agreement or the other Finance Documents, (iii) operate as a forbearance with respect to any of its rights or remedies concerning any Events of Default which may have occurred or are continuing as of the date hereof or which may occur after the date hereof, or (iv) be a novation of the obligations of the Obligors or Gatos Canada under any of the Finance Documents.

7	Incorporation by Reference

Sections 1.5 (Currency), 1.6 (Applicable Law), 1.7 (Time of the Essence), 16.15 (Waivers and Amendments), 18.2 (Severability), 18.3 (Counterparts), 18.8 (Waiver of Jury Trial), and 18.10 (No Third-Party Beneficiaries) of the Facility Agreement are hereby incorporated by reference herein, mutatis mutandis.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties to this Waiver have executed and delivered this Waiver on the date first written above.

GATOS SILVER, INC., as Borrower

Per:	/s/ “André van Niekerk”
	Name:	André van Niekerk
	Title:	Chief Financial Officer

Per:	/s/ “Nicolas Vachon”
	Name:	Nicolas Vachon
	Title:	Vice President, Finance

(Signature page to Waiver No. 6 to the Revolving Credit Facility)

BANK OF MONTREAL, CHICAGO BRANCH, as Lender

Per:	/s/ “Grace Chan”
	Name:	Grace Chan
	Title:	Vice President, Corporate Banking

BANK OF MONTREAL, CHICAGO BRANCH, as Administrative Agent

Per:	/s/ “Grace Chan”
	Name:	Grace Chan
	Title:	Vice President, Corporate Banking

(Signature page to Waiver No. 6 to the Revolving Credit Facility)